Exhibit 99

Colgate Announces 4th Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--January 29, 2021--Colgate-Palmolive Company (NYSE:CL)

  Net sales increased 7.5%, Organic sales* increased 8.5%
  GAAP EPS was even with fourth quarter 2019 at $0.75, Base Business EPS* grew 5% to $0.77
  GAAP Gross profit margin increased 100 basis points to 61.1%, Base Business Gross profit margin* increased 90 basis points to 61.1%
  Net cash provided by operations was $3,719 million for full year 2020
  Colgate’s leadership in toothpaste continued with its global market share at 39.8% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.1% year to date
  The Company is providing financial guidance for full year 2021
Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2020	2019	Change
Net Sales	$4,324	$4,015	+7.5%
EPS (diluted)	$0.75	$0.75	—%

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2020	2019	Change
Organic Sales Growth			+8.5%
Base Business EPS (diluted)	$0.77	$0.73	+5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter 2020. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “We are very pleased to end 2020 with another quarter of strong, broad-based organic sales growth. Every division grew mid-single-digit or higher, with double-digit growth in our Hill’s and Latin America businesses.

“Our choices to invest in innovation, digital transformation and advertising are helping to deliver growth across our portfolio. While several of our categories continue to benefit from higher consumer demand due to the COVID-19 pandemic, we believe we have the right strategies in place to deliver profitable growth over the longer term.

“Our strong gross profit performance in the quarter funded a significant increase in advertising while still allowing us to deliver increases in operating profit, net income and earnings per share on a base business basis. The increased investment was widespread across categories and geographies in support of new product launches, expanded eCommerce activity and strengthened digital engagement.

“As we enter 2021, we expect high levels of uncertainty as we lap the benefits from pantry loading and other impacts of the COVID-19 pandemic. We also expect volatility in raw material and logistics costs and foreign exchange."

Full Year 2021 Guidance

Based on current spot rates:

  The Company expects net sales to be up 4% to 7% including a low-single-digit benefit from foreign exchange.
  The Company expects organic sales to be up within its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company expects gross margin expansion, increased advertising investment and low to mid-single-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company expects gross margin expansion, increased advertising investment and mid to high-single-digit earnings-per-share growth.

Divisional Performance

The following are comments about divisional performance for fourth quarter 2020 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2020 vs. 4Q 2019)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+10.0%	+8.5%	+6.5%	+5.0%	+3.5%	—%
Latin America	-2.5%	+10.5%	+1.0%	+1.0%	+9.5%	-13.0%
Europe	+14.0%	+4.5%	+8.5%	+5.5%	-1.0%	+6.5%
Asia Pacific	+7.0%	+5.0%	+4.0%	+4.0%	+1.0%	+2.0%
Africa/Eurasia	-1.5%	+8.0%	+4.5%	+4.5%	+3.5%	-9.5%
Hill's	+16.0%	+14.5%	+11.0%	+11.0%	+3.5%	+1.5%

Total Company	+7.5%	+8.5%	+6.0%	+5.0%	+3.5%	-2.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

The impact of the previously disclosed acquisitions of the Filorga skin health business and the hello oral care business on as reported volume was 1.0% for Total Company and 3.0% and 1.5% for Europe and North America, respectively.

Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2020	% Change vs 4Q 2019	% to Net Sales	Change in basis points vs 4Q 2019 % to Net Sales
North America	$235	+1%	25.0%	-210
Latin America	$247	+1%	27.9%	+90
Europe	$170	-1%	22.9%	-350
Asia Pacific	$215	+12%	29.8%	+120
Africa/Eurasia	$32	-30%	13.1%	-530
Hill's	$205	+1%	26.0%	-390

Total Company, As Reported	$969	+4%	22.4%	-80
Total Company, Base Business*	$969	+3%	22.4%	-100

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (22% of Company Sales)

  Organic sales growth was driven by the United States and Canada.
  In the United States, Colgate's share of the toothpaste market is 34.9% year to date and its share of the manual toothbrush market is 41.0% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, increased advertising investment and higher overhead expenses, driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Latin America (20% of Company Sales)

  Organic sales growth was led by Brazil, Mexico, Argentina and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and higher overhead expenses.

Europe (17% of Company Sales)

  Organic sales growth was led by Poland, the United Kingdom, Germany and France.
  The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment, higher raw and packaging material costs, unfavorable mix and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Asia Pacific (17% of Company Sales)

  Organic sales growth was led by India, the Greater China region and the South Pacific region.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives, partially offset by increased advertising investment and higher raw and packaging material costs.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Russia and Turkey.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, higher overhead expenses and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Hill’s Pet Nutrition (18% of Company Sales)

  Organic sales growth was led by the United States, Europe, Canada and Australia.
  The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment and higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing and lower overhead expenses.

***

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding fourth quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, eltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community wellbeing, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than one billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

The Company’s annual meeting of stockholders is currently scheduled for Friday, May 7, 2021.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges and benefits resulting from the Global Growth and Efficiency Program, acquisition-related costs, benefits related to a value-added tax matter in Brazil and Swiss income tax reform, a benefit related to a recent reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure being implemented within one of the Company's divisions, and a loss on the early extinguishment of debt.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2020 versus 2019 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2020 and 2019 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2020 and 2019 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$4,324	$4,015

Cost of sales	1,681	1,601

Gross profit	2,643	2,414

Gross profit margin	61.1%	60.1%

Selling, general and administrative expenses	1,633	1,412

Other (income) expense, net	41	71

Operating profit	969	931

Operating profit margin	22.4%	23.2%

Non-service related postretirement costs	18	29

Interest (income) expense, net	57	32

Income before income taxes	894	870

Provision for income taxes	202	188

Effective tax rate	22.6%	21.6%

Net income including noncontrolling interests	692	682

Less: Net income attributable to noncontrolling interests	45	39

Net income attributable to Colgate-Palmolive Company	$647	$643

Earnings per common share
Basic	$0.76	$0.75
Diluted	$0.75	$0.75

Average common shares outstanding
Basic	854.1	856.7
Diluted	858.4	858.0

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$16,471	$15,693

Cost of sales	6,454	6,368

Gross profit	10,017	9,325

Gross profit margin	60.8%	59.4%

Selling, general and administrative expenses	6,019	5,575

Other (income) expense, net	113	196

Operating profit	3,885	3,554

Operating profit margin	23.6%	22.6%

Non-service related postretirement costs	74	108

Interest (income) expense, net	164	145

Income before income taxes	3,647	3,301

Provision for income taxes	787	774

Effective tax rate	21.6%	23.4%

Net income including noncontrolling interests	2,860	2,527

Less: Net income attributable to noncontrolling interests	165	160

Net income attributable to Colgate-Palmolive Company	$2,695	$2,367

Earnings per common share
Basic(1)	$3.15	$2.76
Diluted(1)	$3.14	$2.75

Average common shares outstanding
Basic	856.8	859.1
Diluted	859.3	861.1

Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2020 and December 31, 2019

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2020	2019
Cash and cash equivalents	$888	$883
Receivables, net	1,264	1,440
Inventories	1,673	1,400
Other current assets	513	456
Property, plant and equipment, net	3,716	3,750
Goodwill	3,824	3,508
Other intangible assets, net	2,894	2,667
Other assets	1,148	930
Total assets	$15,920	$15,034

Total debt	$7,601	$7,847
Other current liabilities	4,137	3,524
Other non-current liabilities	3,081	3,105
Total liabilities	14,819	14,476
Total Colgate-Palmolive Company shareholders’ equity	743	117
Noncontrolling interests	358	441
Total liabilities and equity	$15,920	$15,034

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,676	$6,941
Working capital % of sales	(4.4)%	(1.6)%

Note:
(1) Marketable securities of $37 and $23 as of December 31, 2020 and 2019, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2020 and 2019

(Dollars in Millions) (Unaudited)

	2020	2019
Operating Activities
Net income including noncontrolling interests	$2,860	$2,527
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	539	519
Restructuring and termination benefits, net of cash	(71)	18
Stock-based compensation expense	107	100
Loss on early extinguishment of debt	23	—
Deferred income taxes	(120)	17
Voluntary benefit plan contributions	—	(113)
Cash effects of changes in:
Receivables	138	19
Inventories	(251)	(77)
Accounts payable and other accruals	520	36
Other non-current assets and liabilities	(26)	87
Net cash provided by operations	3,719	3,133

Investing Activities
Capital expenditures	(410)	(335)
Purchases of marketable securities and investments	(143)	(184)
Proceeds from sale of marketable securities and investments	124	131
Payment for acquisitions, net of cash acquired	(353)	(1,711)
Other	3	—
Net cash used in investing activities	(779)	(2,099)

Financing Activities
Debt, net of payments and proceeds	(564)	1,448
Dividends paid	(1,654)	(1,614)
Purchases of treasury shares	(1,476)	(1,202)
Proceeds from exercise of stock options	874	498
Purchase of non-controlling interest in subsidiaries	(99)	—
Net cash used in financing activities	(2,919)	(870)

Effect of exchange rate changes on Cash and cash equivalents	(16)	(7)
Net increase (decrease) in Cash and cash equivalents	5	157
Cash and cash equivalents at beginning of the period	883	726
Cash and cash equivalents at end of the period	$888	$883

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$3,719	$3,133
Less: Capital expenditures	(410)	(335)
Free cash flow before dividends	$3,309	$2,798

Income taxes paid	$845	$803

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2020 and 2019

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net Sales
Oral, Personal and Home Care

North America	$940	$855	$3,741	$3,424
Latin America	886	906	3,418	3,606
Europe	743	652	2,747	2,450
Asia Pacific	721	672	2,701	2,707
Africa/Eurasia	245	250	981	981

Total Oral, Personal and Home Care	3,535	3,335	13,588	13,168

Pet Nutrition	789	680	2,883	2,525

Total Net Sales	$4,324	$4,015	$16,471	$15,693

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating Profit
Oral, Personal and Home Care

North America	$235	$232	$988	$982
Latin America	247	245	975	963
Europe	170	172	652	624
Asia Pacific	215	192	773	749
Africa/Eurasia	32	46	206	187

Total Oral, Personal and Home Care	899	887	3,594	3,505

Pet Nutrition	205	203	793	703
Corporate(1)	(135)	(159)	(502)	(654)

Total Operating Profit	$969	$931	$3,885	$3,554

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the twelve months ended December 31, 2020 includes charges for acquisition-related costs of $6 and benefits of $16 related to the Global Growth and Efficiency Program, which ended on December 31, 2019.

Corporate Operating profit (loss) for the three months ended December 31, 2019 includes charges of $31 related to the Global Growth and Efficiency Program, $6 of acquisition-related costs and a $30 benefit related to a value-added tax matter in Brazil.

Corporate Operating profit (loss) for the twelve months ended December 31, 2019 includes charges of $125 related to the Global Growth and Efficiency Program, $24 of acquisition-related costs and a $30 benefit related to a value-added tax matter in Brazil.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2020 vs. 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company(1)	7.5%	8.5%	6.0%	5.0%	3.5%	(2.0)%

Europe(1)	14.0%	4.5%	8.5%	5.5%	(1.0)%	6.5%

Latin America	(2.5)%	10.5%	1.0%	1.0%	9.5%	(13.0)%

Asia Pacific	7.0%	5.0%	4.0%	4.0%	1.0%	2.0%

Africa/Eurasia	(1.5)%	8.0%	4.5%	4.5%	3.5%	(9.5)%

Total International	4.5%	7.0%	4.0%	3.0%	4.0%	(3.5)%

North America(1)	10.0%	8.5%	6.5%	5.0%	3.5%	—%

Total CP Products(1)	6.0%	7.5%	5.0%	4.0%	3.5%	(2.5)%

Hill’s	16.0%	14.5%	11.0%	11.0%	3.5%	1.5%

Emerging Markets(2)	1.5%	8.5%	2.5%	2.5%	6.0%	(7.0)%

Developed Markets(2)	13.5%	9.0%	8.5%	7.0%	2.0%	3.0%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business and the hello oral care business on as reported volume was 1.0% for Total Company and 1.5%, 3.0% and 1.0% for North America, Europe and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business and the hello oral care business on as reported volume was 1.5% for Developed Markets.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2020 vs. 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company(1)	5.0%	7.0%	5.5%	4.0%	3.0%	(3.5)%

Europe(1)	12.0%	3.0%	11.0%	3.5%	(0.5)%	1.5%

Latin America	(5.0)%	9.0%	0.5%	0.5%	8.5%	(14.0)%

Asia Pacific	(0.5)%	0.5%	(1.5)%	(1.5)%	2.0%	(1.0)%

Africa/Eurasia(1)	—%	7.5%	5.0%	4.0%	3.5%	(8.5)%

Total International	1.0%	5.0%	3.0%	1.0%	4.0%	(6.0)%

North America(1)	9.5%	8.0%	8.0%	6.5%	1.5%	—%

Total CP Products(1)	3.0%	6.0%	4.5%	2.5%	3.5%	(5.0)%

Hill’s	14.0%	14.5%	10.5%	10.5%	4.0%	(0.5)%

Emerging Markets(2)	(3.0)%	5.5%	—%	—%	5.5%	(8.5)%

Developed Markets(2)	12.0%	9.0%	10.0%	7.5%	1.5%	0.5%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the hello oral care business on as reported volume was 1.5% for Total Company and 1.5%, 7.5%, 1.0% and 2.0% for North America, Europe, Africa/Eurasia and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the joint venture in Nigeria and the hello oral care business on as reported volume was 0.0% for Emerging Markets and 2.5% for Developed Markets.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$2,643	$2,414
Global Growth and Efficiency Program	—	(1)
Acquisition-related costs	—	3
Gross profit, non-GAAP	$2,643	$2,416

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	61.1%	60.1%	100
Acquisition-related costs	—%	0.1%
Gross profit margin, non-GAAP	61.1%	60.2%	90

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$1,633	$1,412
Global Growth and Efficiency Program	—	(18)
Selling, general and administrative expenses, non-GAAP	$1,633	$1,394

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	37.8%	35.2%	260
Global Growth and Efficiency Program	—%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	37.8%	34.7%	310

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$41	$71
Global Growth and Efficiency Program	—	(14)
Acquisition-related costs	—	(3)
Value-added tax matter in Brazil	—	30
Other (income) expense, net, non-GAAP	$41	$84

Operating Profit (Loss)	2020	2019	% Change
Operating profit (loss), GAAP	$969	$931	4%
Global Growth and Efficiency Program	—	31
Acquisition-related costs	—	6
Value-added tax matter in Brazil	—	(30)
Operating profit, non-GAAP	$969	$938	3%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	22.4%	23.2%	(80)
Global Growth and Efficiency Program	—%	0.8%
Acquisition-related costs	—%	0.1%
Value-added tax matter in Brazil	—%	(0.7)%
Operating profit margin, non-GAAP	22.4%	23.4%	(100)

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$18	$29
Global Growth and Efficiency Program	—	(3)
Non-service related postretirement costs, non-GAAP	$18	$26

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$894	$202	$692	$647	22.6%	$0.75
Loss on early extinguishment of debt	23	5	18	18	—%	0.02
Non-GAAP	$917	$207	$710	$665	22.6%	$0.77

	2019
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$870	$188	$682	$643	21.6%	$0.75
Global Growth and Efficiency Program	34	7	27	27	—%	0.03
Acquisition-related costs	6	—	6	6	(0.1)%	0.01
Value-added tax matter in Brazil	(30)	(10)	(20)	(20)	(0.5)%	(0.02)
Swiss income tax reform	—	29	(29)	(29)	3.3%	(0.04)
Non-GAAP	$880	$214	$666	$627	24.3%	$0.73

 The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$10,017	$9,325
Acquisition-related costs	4	3
Global Growth and Efficiency Program	—	8
Gross profit, non-GAAP	$10,021	$9,336

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	60.8%	59.4%	140
Global Growth and Efficiency Program	—%	0.1%
Gross profit margin, non-GAAP	60.8%	59.5%	130

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$6,019	$5,575
Global Growth and Efficiency Program	3	(60)
Selling, general and administrative expenses, non-GAAP	$6,022	$5,515

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.5%	35.5%	100
Global Growth and Efficiency Program	0.1%	(0.4)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.6%	35.1%	150

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$113	$196
Global Growth and Efficiency Program	13	(57)
Acquisition-related costs	(2)	(21)
Value-added tax matter in Brazil	—	30
Other (income) expense, net, non-GAAP	$124	$148

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$3,885	$3,554	9%
Global Growth and Efficiency Program	(16)	125
Acquisition-related costs	6	24
Value-added tax matter in Brazil	—	(30)
Operating profit, non-GAAP	$3,875	$3,673	5%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	23.6%	22.6%	100
Global Growth and Efficiency Program	(0.1)%	0.8%
Acquisition-related costs	—%	0.2%
Value-added tax matter in Brazil	—%	(0.2)%
Operating profit margin, non-GAAP	23.5%	23.4%	10

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$74	$108
Global Growth and Efficiency Program	—	(7)
Non-service related postretirement costs, non-GAAP	$74	$101

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$3,647	$787	$2,860	$2,695	21.6%	$3.14
Global Growth and Efficiency Program	(16)	(3)	(13)	(13)	—%	(0.02)
Subsidiary and operating structure initiatives	—	71	(71)	(71)	2.0%	(0.08)
Acquisition-related costs	6	2	4	4	—%	—
Loss on early extinguishment of debt	23	5	18	18	—%	0.02
Non-GAAP	$3,660	$862	$2,798	$2,633	23.6%	$3.06

	2019
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non-controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	3,301	$774	$2,527	$2,367	23.4%	$2.75
Global Growth and Efficiency Program	132	30	102	102	—%	0.12
Acquisition-related costs	24	4	20	20	—%	0.02
Value-added tax matter in Brazil	(30)	(10)	(20)	(20)	(0.1)%	(0.02)
Swiss income tax reform	—	29	(29)	(29)	0.8%	(0.04)
Non-GAAP	$3,427	$827	$2,600	$2,440	24.1%	$2.83

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291